[NJR LOGO]                                                [NEWS RELEASE GRAPHIC]


                1415 Wyckoff Road, P.O. Box 1464, Wall, NJ 07719
--------------------------------------------------------------------------------
DATE:  January 23, 2002                 CONTACT:   Roseanne Koberle (Media)
                                                   732-938-1112
                                                        -or-
FOR IMMEDIATE RELEASE                              Dennis Puma (Investors)
                                                   732-938-1229

                   NEW JERSEY RESOURCES CORPORATION ANNOUNCES
    HIGHER FISCAL 2002 FIRST-QUARTER EARNINGS, 3-FOR-2 STOCK SPLIT, INCREASE
                            TO SHARE REPURCHASE PLAN

WALL, N.J. - At its annual meeting of shareowners held today, New Jersey Resources Corporation (NYSE: NJR), parent company of New Jersey Natural Gas Company (NJNG), announced: higher fiscal 2002 first-quarter earnings of $1.10 per share, a 10 percent increase compared with last year; a three-for-two stock split and a 500,000 share increase in its share repurchase plan.


Higher First Quarter Earnings

Commenting on the Company's higher first quarter earnings, Laurence M. Downes, chairman and CEO of NJR said, "The dedication of our employees has allowed the Company to achieve its twenty-first quarter of consecutive earnings growth, despite weather that was the warmest on record. I am extremely proud of their efforts this quarter because once again, we have affirmed our reputation for consistent performance."


FINANCIAL AND OPERATING HIGHLIGHTS DURING THE QUARTER INCLUDED:


- HIGHER NET INCOME AND EARNINGS PER SHARE - NJR earned $19.7 million for the three months ended December 31, 2001, an 11 percent increase compared with last year's results of $17.7 million. Earnings per share increased 10 percent to $1.10, compared with $1.00 last year. NJNG earned $17.1 million, or $.96 per share, during the quarter driven by its continued profitable customer growth, higher off-system and capacity management margins and lower operating and net interest costs, which more than offset the effects of warmer weather. NJR Energy Services Corporation (NJRES), NJR's unregulated wholesale energy services subsidiary, reported a 9 percent increase in earnings to $2.1 million, or $.12 per share, compared with $1.9 million, or $.11 per share last year, reflecting increased capacity management and storage throughput. NJR Home Services Company, an unregulated subsidiary offering home-appliance repair, air conditioning and contract warranty services contributed $281,000, or $.02 per share, compared with breakeven results last year.


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
NJR ANNOUNCES HIGHER FISCAL 2002 FIRST-QUARTER EARNINGS
PAGE 2 OF 9



- STRONG CUSTOMER GROWTH - During the first three months of the fiscal year, NJNG added approximately .8 billion cubic feet (Bcf) of new throughput, which is expected to generate about $2.3 million in gross margin. NJNG expects to maintain its approximately 3 percent annual customer growth rate in fiscal 2002, well above the national average for natural gas distribution companies. About 40 percent of those new customers are expected to convert from other fuels. The Company expects to add approximately 2 Bcf of firm sales representing $6 million of gross margin from customer growth in fiscal 2002.

- WARM WEATHER - Weather for the quarter was 21 percent warmer than normal and 32 percent warmer than last year. NJNG has a weather-normalization clause, which is designed to minimize year-to-year fluctuations on both NJNG's margin and customers' bills that can result from changing weather patterns. Normal weather is based on the 20-year average.

- LOWER OPERATING AND INTEREST EXPENSES - For the three months ended December 31, consolidated operation and maintenance expenses decreased 4 percent reflecting primarily the benefits of last year's early retirement program, lower bad debt expense and general cost control efforts. Net interest charges for the period declined as a result of lower borrowing costs and the recovery of carrying costs on certain regulatory assets, which is included in other income.

- WHOLESALE ENERGY OPERATIONS - Earnings for NJRES during the quarter benefited from increased sales and storage and capacity management opportunities in the natural gas markets. Participation in storage management opportunities such as the Stagecoach storage field is expected to enable NJRES to increase its growth and earnings prospects. NJRES has been engaged as the exclusive marketing agent for Stagecoach, a storage field being developed in upstate New York, which is expected to begin operations in the second quarter of 2002.

- OFF-SYSTEM SALES AND CAPACITY MANAGEMENT PROGRAMS - For the three months ended December 31, 2001, off-system sales and capacity management programs totaled 26 Bcf, generating $1.6 million in margin, compared with 29 Bcf and $1.3 million in margin last year. NJNG shares margins earned from these off-system sales, capacity release and portfolio-enhancing programs with customers and shareowners. As part of its annual Levelized Gas Adjustment filing in November, NJNG has requested an extension of these programs through 2004.

- DIVIDEND INCREASED - On October 25, 2001, NJR's board of directors authorized a 2.3 percent increase in the NJR's quarterly dividend rate to $.45 per share. The new rate became effective with the January 2002 dividend payment and marked the seventh increase in six years. The Company has paid quarterly dividends since 1952.


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
NJR ANNOUNCES HIGHER FISCAL 2002 FIRST-QUARTER EARNINGS
PAGE 3 OF 9



STOCK SPLIT

The three-for-two split of its outstanding shares of common stock will entitle each shareowner of record at the close of business on February 8, 2002, to receive one additional share of common stock for every two shares of NJR common stock held on that date. After the split, NJR will have approximately 26.7 million shares of common stock outstanding.

"We are taking this action in response to our excellent earnings and stock price performance," said Mr. Downes. "We want to make our stock accessible to a broader range of investors, improve its marketability and enhance shareowner value."

Certificates representing the additional shares of common stock will be distributed on or about March 1, 2002, to shareowners of NJR on the record date. Currently held certificates will remain valid and should be retained by shareowners. The Company anticipates that its common stock will begin trading at its post-split price on March 4, 2002, the first business day after the additional shares are distributed to shareowners.


SHARE REPURCHASE PLAN

NJR also announced that its board of directors authorized an increase in its share repurchase plan from 1.5 million to 2 million shares. Since beginning this plan in 1996, NJR has purchased 1.4 million shares for $48.9 million. "NJR was one of the first companies in the utility industry to offer a repurchase plan, and I am pleased that the board has authorized the increase. This plan gives us enormous financial flexibility and puts an important tool at our disposal which is expected to create value for our shareowners," said Mr. Downes.

On Thursday, January 24, 2002, at 10:30 a.m. EST, NJR will hold a live teleconference call to discuss first quarter results. To listen to the call, logon to NJR's Web site, www.njliving.com and select "Investor Relations" from the sidebar on the left; then click just below the microphone on the right side of the Investor Relations home page.

New Jersey Resources Corporation (NYSE: NJR) provides retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England. Its principal subsidiary, New Jersey Natural Gas Company (NJNG), is one of the fastest-growing local distribution companies in the United States, serving more than 420,000 customers in New Jersey's Monmouth and Ocean counties and parts of Morris and Middlesex counties. NJNG maintains a nearly 6,000 mile underground pipeline system and has added approximately 12,000 new customers for the past seven consecutive years, representing 2 Bcf of new firm throughput, annually. NJNG is also a leader in the off-system sales and capacity release markets. Other major operating subsidiaries of NJR include NJR Energy Services and NJR Home Services. For more information about the NJR family of companies, visit www.njliving.com.


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
NJR ANNOUNCES HIGHER FISCAL 2002 FIRST-QUARTER EARNINGS
PAGE 4 OF 9



This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR wishes to caution readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from our expectations include, but are not limited to, weather conditions, economic conditions in NJNG's service territory, impact of regulation, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. More detailed information about these factors is set forth in NJR's filings with the Securities and Exchange Commission, including NJR's annual report on Form 10-K filed on December 26, 2001.

The Company does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.


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
NJR ANNOUNCES HIGHER FISCAL 2002 FIRST-QUARTER EARNINGS
PAGE 5 OF 9



                        NEW JERSEY RESOURCES CORPORATION
                         CONSOLIDATED FINANCIAL RESULTS

                                                        Three Months Ended                     Twelve Months Ended
       Thousands, except per share data                    December 31,                            December 31,
       (Unaudited)                                   2001                2000                2001                2000
       -----------------------------------------------------------------------------------------------------------------
       Operating Revenues                         $  395,831          $  667,487          $1,776,752          $1,568,598

       Income from Continuing Operations          $   19,681          $   17,709          $   54,288          $   49,474


       Net Income                                 $   19,681          $   17,709          $   54,288          $   50,302

       Earnings Per Common Share from
       Continuing Operations
                     Basic                        $     1.10          $     1.00          $     3.05          $     2.80
                     Diluted                      $     1.09          $     1.00          $     3.02          $     2.78

       Earnings Per Common Share
                     Basic                        $     1.10          $     1.00          $     3.05          $     2.85
                     Diluted                      $     1.09          $     1.00          $     3.02          $     2.83

       Average Shares Outstanding
                     Basic                            17,824              17,628              17,781              17,660
                     Diluted                          18,053              17,743              17,947              17,785



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
NJR ANNOUNCES HIGHER FISCAL 2002 FIRST-QUARTER EARNINGS
PAGE 6 OF 9

      NEW JERSEY RESOURCES CORPORATION
      CONSOLIDATED STATEMENTS OF INCOME

    (thousands, except per share data)
    -------------------------------------------------------------------------------------------------------------------------------
    (unaudited)
                                                                           THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                              DECEMBER 31,                     DECEMBER 31,
                                                                          2001            2000             2001            2000
    --------------------------------------------------------------     -----------     -----------      -----------     -----------
    OPERATING REVENUES                                                 $   395,831     $   667,487      $ 1,776,752     $ 1,568,598
    --------------------------------------------------------------     -----------     -----------      -----------     -----------

    OPERATING EXPENSES
       Gas purchases                                                       318,480         585,657        1,515,663       1,311,579
       Operation and maintenance                                            23,072          23,918           88,609          88,206
       Depreciation and amortization                                         8,431           8,223           32,738          31,239
       Energy and other taxes                                               11,078          13,424           41,424          38,222
    --------------------------------------------------------------     -----------     -----------      -----------     -----------
    Total operating expenses                                               361,061         631,222        1,678,434       1,469,246
    --------------------------------------------------------------     -----------     -----------      -----------     -----------

    OPERATING INCOME                                                        34,770          36,265           98,318          99,352

    Other income                                                             1,252             593            7,105           1,813

    Interest charges, net                                                    4,385           5,669           18,421          19,243
    --------------------------------------------------------------     -----------     -----------      -----------     -----------

    INCOME BEFORE INCOME TAXES                                              31,637          31,189           87,002          81,922

    Income tax provision                                                    11,956          12,133           32,714          31,101
    --------------------------------------------------------------     -----------     -----------      -----------     -----------

    INCOME BEFORE CUMULATIVE EFFECT OF A
      CHANGE IN ACCOUNTING                                                  19,681          19,056           54,288          50,821

    Cumulative effect of change in accounting for derivatives, net               0          (1,347)               0          (1,347)
    --------------------------------------------------------------     -----------     -----------      -----------     -----------

    INCOME FROM CONTINUING OPERATIONS                                       19,681          17,709           54,288          49,474

    Income from discontinued operations, net                                     0               0                0             828
    --------------------------------------------------------------     -----------     -----------      -----------     -----------

    NET INCOME                                                         $    19,681     $    17,709      $    54,288     $    50,302
    ==============================================================     ===========     ===========      ===========     ===========

    EARNINGS PER COMMON SHARE - BASIC

             INCOME FROM CONTINUING OPERATIONS                         $      1.10     $      1.00      $      3.05     $      2.80
             NET INCOME                                                $      1.10     $      1.00      $      3.05     $      2.85
    ==============================================================     ===========     ===========      ===========     ===========

    EARNINGS PER COMMON SHARE - DILUTED

             INCOME FROM CONTINUING OPERATIONS                         $      1.09     $      1.00      $      3.02     $      2.78
             NET INCOME                                                $      1.09     $      1.00      $      3.02     $      2.83
    ==============================================================     ===========     ===========      ===========     ===========

    DIVIDENDS PER COMMON SHARE                                         $      0.45     $      0.44      $      1.77     $      1.73
    ==============================================================     ===========     ===========      ===========     ===========

    AVERAGE SHARES OUTSTANDING

             BASIC                                                          17,824          17,628           17,781          17,660
             DILUTED                                                        18,053          17,743           17,947          17,785
    ==============================================================     ===========     ===========      ===========     ===========

NEW JERSEY RESOURCES CORPORATION
================================================================================

UNAUDITED                                                Three Months Ended                 Twelve Months Ended
                                                            December 31,                        December 31,
(Thousands, except per-share data)                     2001              2000              2001              2000
======================================================================================================================
Operating Revenues
     New Jersey Natural Gas Company                 $   219,948       $   324,799       $   904,626       $   864,270
     NJR Energy Services Company                        170,888           338,344           855,278           689,020
     Retail & Other                                       5,093             6,329            20,238            25,157
                                                    ------------------------------------------------------------------
                              SUB-TOTAL                 395,929           669,472         1,780,142         1,578,447
                                                    ------------------------------------------------------------------
     Intercompany Eliminations                              (98)           (1,985)           (3,390)           (9,849)
                                                    ------------------------------------------------------------------
                                TOTAL               $   395,831       $   667,487       $ 1,776,752       $ 1,568,598
                                                    ==================================================================

======================================================================================================================
Operating Income (Loss)
     New Jersey Natural Gas Company                 $    29,998       $    31,193       $    88,053            89,498
     NJR Energy Services Company                          3,525             4,071             5,092             6,172
     Retail & Other                                       1,247             1,001             5,173             3,682
                                                    ------------------------------------------------------------------
                                TOTAL               $    34,770       $    36,265       $    98,318       $    99,352
                                                    ==================================================================

                                                    ==================================================================
* Income from Continuing Operations (Loss)
     New Jersey Natural Gas Company                 $    17,134       $    16,451       $    48,175       $    46,259
     NJR Energy Services Company                          2,136             1,937             3,605             4,230
     Retail & Other                                         411              (679)            2,508            (1,015)
                                                    ------------------------------------------------------------------
                                TOTAL               $    19,681       $    17,709       $    54,288       $    49,474
                                                    ==================================================================

======================================================================================================================
Throughtput (Bcf)
     NJNG, Core Customers                                  17.6              22.8              67.3              68.5
     NJNG, Off System/Capacity Management                  26.2              29.2              85.4             125.4
     NJRES Fuel Mgmt. and Wholesale Sales                  60.9              55.7             178.7             140.7
                                                    ------------------------------------------------------------------
                                TOTAL                     104.7             107.7             331.4             334.6
                                                    ==================================================================

======================================================================================================================
Common Stock Data
        Yield at December 31                                3.8%              4.1%              3.8%              4.1%
        Market Price
               High                                 $     48.80       $     44.63       $     48.80       $     44.63
               Low                                  $     43.45       $     37.50       $     37.26       $     36.19
              Close at December 31                  $     46.80       $     43.25       $     46.80       $     43.25
        Shares Out. at December 31                       17,843            17,657            17,843            17,657
        Market Cap. at  December 31                 $   835,052       $   763,665       $   835,052       $   763,665
----------------------------------------------------------------------------------------------------------------------

* 2000 results include a charge of $1.3 million related to the cumulative effect of a change in accounting for derivatives.

NEW JERSEY NATURAL GAS COMPANY
================================================================================

                                                         Three Months Ended                 Twelve Months Ended
UNAUDITED                                                   December 31,                        December 31,
(Thousands, except customer & weather data)            2001              2000              2001              2000
======================================================================================================================
OPERATING REVENUES
        Residential                                    $115,701          $123,159          $405,716          $341,868
        Commercial, Industrial & Other                   24,818            28,402            87,299            71,577
        Firm Transportation                               6,699            10,741            27,250            37,370
                                                    ------------------------------------------------------------------
                              SUB-TOTAL                 147,218           162,302           520,265           450,815
        Interruptible                                       885             1,999            10,674             8,521
                                                    ------------------------------------------------------------------
                        TOTAL SYSTEM REVENUES           148,103           164,301           530,939           459,336
                                                    ------------------------------------------------------------------
       Off System                                        71,845           160,498           373,687           404,934
                                                    ------------------------------------------------------------------
                           TOTAL REVENUES              $219,948          $324,799          $904,626          $864,270
                                                    ==================================================================

======================================================================================================================
NJNG GROSS MARGIN
        Residential                                    $ 41,960          $ 41,460          $141,077          $134,897
        Commercial, Industrial & Other                    7,992             7,897            26,872            25,694
        Firm Transportation                               6,083             9,550            24,598            33,239
                                                    ------------------------------------------------------------------
                              SUB-TOTAL                  56,035            58,907           192,547           193,830
        Interruptible                                       212               192               932               784
                                                    ------------------------------------------------------------------
                         TOTAL SYSTEM MARGIN             56,247            59,099           193,479           194,614
                                                    ------------------------------------------------------------------
       Off System/Capacity Management/FRM                 1,635             1,325             5,632             4,678
                                                    ------------------------------------------------------------------
                         TOTAL GROSS MARGIN            $ 57,882          $ 60,424          $199,111          $199,292
                                                    ==================================================================

======================================================================================================================
THROUGHPUT (BCF)
        Residential                                        10.7              13.6              39.0              39.3
        Commercial, Industrial & Other                      2.4               3.2               8.8               8.5
        Firm Transportation                                 2.1               3.6               7.8              11.0
                                                    ------------------------------------------------------------------
                              SUB-TOTAL                    15.2              20.4              55.6              58.8
        Interruptible                                       2.4               2.4              11.7               9.7
                                                    ------------------------------------------------------------------
                       TOTAL SYSTEM THROUGHPUT             17.6              22.8              67.3              68.5
                                                    ------------------------------------------------------------------
       Off System/Capacity Management                      26.2              29.2              85.4             125.4
                                                    ------------------------------------------------------------------
                        TOTAL NJNG THROUGHPUT              43.8              52.0             152.7             193.9
                                                    ==================================================================

======================================================================================================================
CUSTOMERS
        Residential                                     384,622           360,486           384,622           360,486
        Commercial, Industrial & Other                   25,560            25,213            25,560            25,213
        Firm Transportation                              13,839            28,599            13,839            28,599
                                                    ------------------------------------------------------------------
                              SUB-TOTAL                 424,021           414,298           424,021           414,298
        Interruptible                                        54                54                54                54
                                                    ------------------------------------------------------------------
                       TOTAL SYSTEM CUSTOMERS           424,075           414,352           424,075           414,352
                                                    ------------------------------------------------------------------
       Off System/Capacity Management                        38                32                38                32
                                                    ------------------------------------------------------------------
                        TOTAL NJNG CUSTOMERS            424,113           414,384           424,113           414,384
                                                    ==================================================================

NEW JERSEY NATURAL GAS COMPANY
================================================================================

                                                         Three Months Ended                 Twelve Months Ended
UNAUDITED                                                   December 31,                        December 31,
(Thousands, except customer & weather data)            2001              2000              2001              2000
======================================================================================================================
DEGREE DAYS
        Actual                                            1,327             1,941             4,456             4,564
        Normal                                            1,675             1,679             4,808             4,865
                                                    ------------------------------------------------------------------
        Percent of Normal                                  79.2%            115.6%             92.7%             93.8%
                                                    ------------------------------------------------------------------


NJR ENERGY SERVICES COMPANY
======================================================================================================================

REVENUES                                              $ 170,888         $ 338,344         $ 855,278         $ 689,020
                                                    ==================================================================

OPERATING INCOME                                      $   3,525         $   4,071         $   5,092         $   6,172
                                                    ==================================================================

INCOME FROM CONTINUING OPERATIONS (LOSS)              $   2,136         $   1,937         $   3,605         $   4,230
                                                    ==================================================================

GAS SOLD AND MANAGED (BCF)                                 60.9              55.7             178.7             140.7
                                                    ==================================================================


RETAIL & OTHER
======================================================================================================================

REVENUES                                              $   5,093         $   6,329         $  20,238         $  25,157
                                                    ==================================================================

OPERATING INCOME                                      $   1,247         $   1,001         $   5,173         $   3,682
                                                    ==================================================================

INCOME FROM CONTINUING OPERATIONS (LOSS)              $     411         $    (679)        $   2,508         $  (1,015)
                                                    ==================================================================

APPLIANCES UNDER CONTRACT AT DECEMBER 31                273,859           270,343           273,859           270,343
                                                    ==================================================================


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                                                                           20-13